EXHIBIT 99.2

The Acquired Properties

Statements of Revenues and Direct Operating Expenses

For the Year Ended December 31, 2011 (Audited) and

For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Table of Contents

Page

Report of Independent Registered Public Accounting Firm	1

Financial Statements

Statements of Revenues and Direct Operating Expenses	2
Notes to Statements of Revenues and Direct Operating Expenses	3-6

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

of American Energy Operations, Inc. and Subsidiary

We have audited the accompanying statement of revenues and direct operating expenses of the Acquired Properties described in Note 1 for the year ended December 31, 2011. This financial statement is the responsibility of the Acquired Properties’ management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Acquired Properties are not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Acquired Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit of the statement of revenues and direct operating expenses provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Acquired Properties for year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statement reflects the revenues and direct operating expenses of the Acquired Properties as described in Note 1 and are not intended to be a complete presentation of the financial position, results of operations or cash flows of the Acquired Properties.

/s/Hutchinson and Bloodgood LLP

November 29, 2012

1

The Acquired Properties

Statements of Revenues and Direct Operating Expenses

For the Year Ended December 31, 2011 (Audited) and

For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

	Year Ended	Nine Months Ended
	December 31,	September 30,
	2011	2012	2011
	(Audited)	(Unaudited)

Revenues	$30,810,490	$22,101,948	$22,235,751
Direct operating expenses	6,729,208	4,534,836	4,888,749
Excess of revenues over direct operating expenses	$24,081,282	$17,567,112	$17,347,002

See Accompaying Notes to the Statements of Revenues and Direct Operating Expenses.

2

The Acquired Properties

Notes to Statements of Revenues and Direct Operating Expenses

For the Year Ended December 31, 2011 (Audited)

For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Note 1.          Properties and Basis of Presentation

The accompanying statements represent the interest in the revenues and direct operating expenses of the oil and natural gas producing properties acquired by BreitBurn Energy Partners L.P. (“BreitBurn”) from American Energy Operations, Inc. (an S Corporation) and Subsidiary (“the Company”) effective November 1, 2012 for $40 million plus 3,013,561 common units representing limited partner interests in Breitburn, subject to customary closing condition and adjustments. The properties are referred to herein as the “Acquired Properties.”

The statements of revenues and direct operating expense for the year ended December 31, 2011 have been derived from the Company’s historical financial records. Revenues and direct operating expenses included in the accompanying statements represent BreitBurn’s acquired interested in the Acquired Properties and are prepared on an accrual basis of accounting. Oil and gas revenues are recognized when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collectability of the revenue is probable. Revenues are reported net of overriding and other royalties due to third parties. Direct operating expenses include lease and well repairs, production taxes, gathering and transportation, maintenance, utilities, payroll and other direct operating expenses. Production taxes for the year ended December 31, 2011 were $40,815.

During the periods presented, the Acquired Properties were not accounted for as a separate entity and are not indicative of the financial condition or results of operations of the Acquired Properties going forward. Certain costs such as depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses, and interest expense were not allocated to the Acquired Properties.

The accompanying statements of revenues and direct operating expenses for the nine months ended September 30, 2012 and 2011 were reviewed. The reviewed interim statements of revenues and direct operating expenses have been derived from the Company’s historical financial records and prepared on the same basis as the annual statement of revenues and direct operating expenses. In the opinion of management, such unaudited interim statements reflect all adjustments necessary to fairly state the excess of revenues over direct operating expenses of the Acquired Properties for the nine months ended September 30, 2012 and 2011.

3

The Acquired Properties

Notes to Statements of Revenues and Direct Operating Expenses

For the Year Ended December 31, 2011 (Audited)

For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Note 2.         Omitted Financial Information

Historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not available on an individual property basis, nor is it practicable to obtain such information in these circumstances. Accordingly, the statements of revenues and direct operating expenses is presented in lieu of the financial statements required under Rule 3-01 and Rule 3-02 of the Securities and Exchange Commission’s Regulation S-X. The results set forth in these financial statements may not be representative of future operations.

Note 3.         Supplemental Oil and Gas Reserve Information (Unaudited)

Estimated Quantities of Proved Oil and Natural Gas Reserves (Unaudited)

The following tables summarize the net ownership interests in estimated quantities of proved oil and natural gas reserves of the Acquired Properties at December 31, 2011 estimated by the Company’s consulting petroleum engineers.

Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions (i.e., prices and costs) existing at the time the estimate was made. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells and equipment in place and under operating methods being utilized at the time the estimates were made. Proved undeveloped reserves require additional capital investment (i.e., drilling new wells) to bring the oil and natural gas to the surface.

Due to the unavailability of the beginning reserve information required, the proved reserves, including both proved developed and proved undeveloped reserves, as of January 1, 2011 were calculated starting with the proved reserves information on December 31, 2011 and adding back the production that occurred during 2011. There were no new discoveries in 2011.

		Natural
	Oil	Gas
	(MBbls)	(Mmcf)

Proved reserves at January 1, 2011	3,422	2,842
Production in 2011	(271)	(330)

Proved reserves at December 31, 2011	3,151	2,512

4

The Acquired Properties

Notes to Statements of Revenues and Direct Operating Expenses

For the Year Ended December 31, 2011 (Audited)

For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Note 3.          Supplemental Oil and Gas Reserve Information (Unaudited) (Continued)

Estimated Quantities of Proved Oil and Natural Gas Reserves (Unaudited) (continued)

		Natural
	Oil	Gas
	(MBbls)	(Mmcf)

Proved developed reserves at January 1, 2011	2,264	2,248
Proved developed reserves at December 31, 2011	2,031	1,952

Proved undeveloped reserves at January 1, 2011	1,158	594
Proved undeveloped reserves at December 31, 2011	1,120	560

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (Unaudited)

The following tables set forth the computation of the standardized measure of discounted future net cash flows (the “Standardized Measure”) relating to proved reserves and the changes in such cash flows of the Acquired Properties in accordance with the Financial Accounting Standards Board’s (“FASB”) authoritative guidance related to disclosures about oil and gas producing activities. The Standardized Measure is the estimated net future cash inflows from proved reserves less estimated future production and development costs, estimated plugging and abandonment costs and a discount factor. Production costs do not include depreciation, depletion and amortization of capitalized acquisition, exploration and development costs. Future cash inflows represent expected revenues from production of period-end quantities of proved reserves based on the 12-month average oil and gas index, calculated as the unweighted arithmetic average of the first day of the month price for each month during the year, as prescribed by Accounting Standards Codification (“ASC”) 932. Estimated future production costs related to period-end reserves are based on period-end costs. Such costs include, but are not limited to, production taxes and direct operating costs. Inflation and other anticipatory costs are not considered until the actual cost change takes effect. In accordance with the FASB’s authoritative guidance, a standard discount rate of 10% is applied to the annual future net cash flows.

The average prices (adjusted for basis and quality differentials) related to proved reserves at December 31, 2011 for natural gas ($ per Mcf) and oil ($ per Bbl) were $3.49 and $109.71, respectively. Future cash inflows were reduced by estimated future development and production costs based on year-end costs resulting in net cash flow before tax. Future income tax expense was not computed as the Company has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company’s taxable income.

5

The Acquired Properties

Notes to Statements of Revenues and Direct Operating Expenses

For the Year Ended December 31, 2011 (Audited)

For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Note 3.          Supplemental Oil and Gas Reserve Information (Unaudited) (Continued)

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (Unaudited)

The Standardized Measure is not intended to be representative of the fair market value of the proved reserves. The calculations of revenues and costs do not necessarily represent the amounts to be received or expended. Accordingly, the estimates of future net cash flows from proved reserves and the present value thereof may not be materially correct when judged against actual subsequent results. Further, since prices and costs do not remain static, and no price or cost changes have been considered, and future production and development costs are estimates to be incurred in developing and producing the estimated proved oil and gas reserves, the results are not necessarily indicative of the fair market value of estimated proved reserves, and the results may not be comparable to estimates disclosed by other oil and gas producers.

Due to the unavailability of the beginning reserve information required, the standardized measure of discounted future net cash flows at the beginning of year was computed based on the standardized measure of discounted future net cash flows as of December 31, 2011 less (1) accretion of discount for 2011 and (2) sales and transfers, net of production costs for 2011. There were no net changes in prices and production costs nor revisions of previous quantity estimates information available. In addition, there is no net change in income taxes as the Company has elected to be an S corporation under the Internal Revenue Code.

Standardized Measure of Discounted Future Net Cash Flows of the Acquired Properties (in Thousands)	December 31, 2011

Future cash inflow	$354,470
Future production costs	(114,965)
Future development costs	(24,290)
Future net cash flows	215,215
10% annual discount for estimated timing of cash flows	(102,834)
Standardized measure of discounted future net cash flows	$112,381

Changes in the Standard Measure of the Acquired Properties are as follows (in Thousands)	December 31, 2011

Beginning of year	$125,929
Accretion of discount	10,533
Sales and transfers, net of production costs	(24,081)
End of year	$112,381

6